UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2015, Western World Insurance Company (“Western World”), a subsidiary of Validus Holdings, Ltd. (“Validus”), entered into a Stock Purchase Agreement (the “Agreement”) with WRM America Indemnity Holding Company, LLC (the “Seller”), a company owned in part by Aquiline Financial Services Fund LP and Aquiline Financial Services Fund (Offshore) LP (collectively, “Aquiline”), pursuant to which Western World will purchase all of the issued and outstanding shares of capital stock of WRM America Indemnity Company, Inc., a New York stock property and casualty insurance company (the “Company”).

Under the terms of the Agreement, Western World has agreed to pay an amount equal to the sum of: (i) the amount of policyholder surplus of the Company as of the Closing Date, as shown on the Closing Balance Sheet, and (ii) $3,750,000.
The Agreement includes customary indemnities and conditions to closing including the approval by The New York Department of Financial Services of the acquisition of control of the Company by Western World.
Jeffrey W. Greenberg and Christopher E. Watson, directors of Validus, serve as managing principal and senior principal, respectively, of Aquiline Capital Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel